SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2013

iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51598	77-0259335
(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

iRobot Corporation (the “Company”) held its annual meeting of stockholders on May 22, 2013 to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2013. The final voting results from the meeting are set forth below.

Proposal 1

Votes regarding the election of the persons named below as class II members to the board of directors, each to serve for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal, were as follows:

Name	For	Withheld	Broker Non-Votes
George C. McNamee	14,355,051	4,869,551	5,461,629
Paul Sagan	14,649,929	4,574,673	5,461,629

Proposal 2

Votes regarding ratification of the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2013 fiscal year were as follows:

For	Against	Abstentions
24,551,039	97,097	38,095

Proposal 3

Votes regarding the non-binding, advisory proposal to approve the compensation of our named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
11,448,782	7,646,078	129,742	5,461,629

Proposal 4

Votes regarding the shareholder proposal entitled “Proxy Access for Shareholders” were as follows:

For	Against	Abstentions	Broker Non-Votes
3,249,530	14,627,859	1,347,213	5,461,629

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

May 24, 2013	By:	/s/ Glen D. Weinstein
	Name:	Glen D. Weinstein
	Title:	Chief Legal Officer and Secretary